Exhibit 10.12

ASSIGNMENT AND ASSUMPTION AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that McAleer Computer Associates, Inc., an Alabama corporation (the “Assignor”), for and in consideration of the sums set forth in that certain Asset Purchase Agreement by and among Assignor, Assignee and William J. McAleer, the sole shareholder of Assignor, dated November 21, 2006 (the “Purchase Agreement”) to be paid in lawful money of the United States, and other good and valuable consideration to Assignor, at or before the signing and delivery of these presents, by Computer Software Innovations, Inc., a Delaware corporation (the “Assignee”), the receipt and sufficiency whereof are hereby acknowledged, hereby assigns and transfers to Assignee all of Assignor’s right, title, and interest in and to all its intangible personal property and rights composing portions of the Subject Assets (excluding the Excluded Assets) as described in the Purchase Agreement (the “Assets”).

Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee all of Assignor’s right, title and interest in, to and under the Assets, together with the goodwill of the business associated therewith and which is symbolized thereby, the same to be held and enjoyed by Assignee, its successors and assigns.

Assignee hereby accepts this assignment and covenants with Assignor from and after the date hereof to assume and faithfully perform and discharge all of the terms, covenants, liabilities, and obligations (subject to the Purchase Agreement) maturing and to be performed or discharged by Assignor under the above assigned Assets, if any, beginning on the date hereof and henceforth.

This assignment is made, executed, and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof, including (without limitation) the mutual indemnifications therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Purchase Agreement shall be controlling.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement unless the context clearly requires otherwise.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Assignment and Assumption Agreement to be legally binding and effective as of the date set forth above.

ASSIGNOR:

MCALEER COMPUTER ASSOCIATES, INC., an Alabama corporation

/s/ William J. McAleer
William J. McAleer, President

ASSIGNEE:

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

/s/ Nancy K. Hedrick
Nancy K. Hedrick, President and CEO